FOR IMMEDIATE RELEASE

CONTACT:          STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR FIRST FISCAL QUARTER ENDED DECEMBER 31, 2006

Philadelphia, PA January 31, 2007 - Resource America, Inc. (Nasdaq: REXI) (the "Company") reported for the first fiscal quarter ended December 31, 2006, revenues of $24.0 million, operating income of $9.3 million, income from continuing operations before income taxes and a cumulative effect of a change in accounting principle of $6.7 million, income from continuing operations of $4.5 million, or $0.23 per common share-diluted and net income of $4.4 million, or $0.23 per common share-diluted.

Assets under management increased to $13.6 billion at December 31, 2006 from $8.6 billion at December 31, 2005, an increase of $5.0 billion (58%).

For the first fiscal quarter ended December 31, 2005, revenues were $17.2 million, operating income was $5.7 million, income from continuing operations before income taxes and a cumulative effect of a change in accounting principle was $3.8 million, income from continuing operations was $5.4 million, or $0.27 per common share-diluted and net income was $7.7 million, or $0.39 per common share-diluted. Income from continuing operations was impacted by $3.2 million of tax benefit. Without this tax benefit, income from continuing operations before a cumulative effect of a change in accounting principle would have been $2.2 million, or $0.11 per common share-diluted. This compares to income from continuing operations before a cumulative effect of a change in accounting principle of $3.8 million, or $0.20 per common share-diluted for the quarter ended December 31, 2006, excluding a tax benefit of $662,000. Net income included discontinued operations of $938,000, or $0.05 per common share-diluted and a cumulative effect of a change in accounting principle of $1.4 million, or $0.07 per common share-diluted.

The following table details assets under management by operating segment:

	At December 31,
	2006		2005
Financial fund management	$11.7 billion	(1)	$7.5 billion
Real estate	1.2 billion		0.7 billion
Commercial finance	0.7 billion		0.4 billion
	$13.6 billion		$8.6 billion

(1)	Includes assets under management of $2.0 billion at December 31, 2006 on warehouse facilities for which the Company has been engaged as the collateral manager for CDOs not yet closed.

Operating income as adjusted, before depreciation and amortization, was $10.0 million for the first fiscal quarter ended December 31, 2006, as compared to $6.5 million for the first fiscal quarter ended December 31, 2005. The following reconciles operating income as adjusted to operating income (in thousands):

	Three Months Ended
	December 31,
	2006	2005
Operating income	$9,301	$5,669
Plus:
Depreciation and amortization	709	838
Operating income as adjusted	$10,010	$6,507

Management of the Company believes that operating income as adjusted provides additional information with respect to the Company’s ability to meet its debt service, capital expenditures and working capital requirements. This measure is similar to earnings before interest, taxes, depreciation and amortization, or EBITDA, a commonly used measure of a business’ ability to generate cash flow without consideration of its financing structure. EBITDA is widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Neither adjusted operating income nor EBITDA are measures of financial performance under generally accepted accounting principles, or GAAP, and, accordingly, should not be considered as a substitute for net income or cash flows from operating activities prepared in accordance with GAAP.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate and commercial finance sectors.

A description of how the Company calculates assets under management is set forth in item 1 of the Company’s Form 10-K for the fiscal year ended September 30, 2006.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pschreiber@resourceamerica.com.

Highlights for the First Fiscal Quarter Ended December 31, 2006 and Recent Developments

CORPORATE:

®
In December 2006 and January 2007, Resource Capital Corp (“RCC”) (NYSE: RSO), completed a secondary offering and over-allotment exercise for a total of 6.7 million of its shares at $16.50 per share ($15.5925 net of underwriting discount) generating net proceeds of $103.1 million which was principally used to repay outstanding debt. The closing price of RSO on January 30, 2007 was $18.68.

®
The Company’s Board of Directors has authorized the payment of an increased cash dividend on February 28, 2007 in the amount of $0.07 per share on the Company’s common stock. The new quarterly cash dividend represents a 17% increase from the Company’s formerly quarterly cash dividend of $0.06 per share.

®	The Company increased its book value per share to $11.48 at December 31, 2006 from $11.17 at September 30, 2006.

®	The Company hired Joan Sapinsley as Managing Director in charge of CMBS for its financial fund asset manager.

FINANCIAL FUND MANAGEMENT:

®	The Company’s financial fund management operating segment increased its assets under management by $4.2 billion (56%) to $11.7 billion at December 31, 2006 from $7.5 billion at December 31, 2005.

®
Financial fund management revenues increased by $4.9 million (66%) to $12.4 million for the first fiscal quarter ended December 31, 2006 from $7.5 million for the first fiscal quarter ended December 31, 2005.

®
Apidos Capital Management, LLC (“Apidos”), the Company’s wholly-owned subsidiary focusing on investing, financing, structuring and managing bank loans, increased its managed assets to $2.3 billion at December 31, 2006 from $616.5 million at December 31, 2005.

®
Ischus Capital Management, LLC (“Ischus”), the Company’s wholly-owned subsidiary focusing on investing, financing, structuring and managing asset-backed securities, including residential mortgage-backed and commercial mortgage-backed securities, increased its managed assets to $4.9 billion at December 31, 2006 from $3.6 billion at December 31, 2005.

®
Trapeza Capital Management (“Trapeza”), the Company’s fund manager that originates, structures, finances and manages trust preferred securities and senior debt securities of banks, bank holding companies, insurance companies and other financial companies, increased its managed assets to $4.3 billion at December 31, 2006 from $3.3 billion at December 31, 2005.

®
Resource Europe Management (“Resource Europe”), the Company’s European bank loan asset manager, increased its managed assets to $244.6 million at December 31, 2006 from $91.3 million at September 30, 2006. Resource Europe began acquiring loans during the quarter ended September 30, 2006.

®
During the three months ended December 31, 2006, the Company closed three CDO vehicles financing $1.0 billion of asset-backed securities, $500.0 million of trust-preferred securities and $350.5 million of bank loans.

®
Resource Europe entered into a warehousing arrangement with a third party underwriter to begin ramping their second CLO transaction which is expected to close in the Company’s fourth quarter of fiscal 2007.

REAL ESTATE:

®
Resource Real Estate Holdings, Inc. (“RRE”), the Company’s real estate asset manager that invests in and manages investment vehicles that manage real estate assets and operates the Company’s commercial real estate debt platform, increased its assets under management to $1.2 billion at December 31, 2006, an increase of $483.0 million (71%) from December 31, 2005.

®	RRE’s most recent limited partnership, Resource Real Estate IV, raised $29.7 million in equity and closed its offering in January 2007.

COMMERCIAL FINANCE:

®
LEAF Financial Corporation (“LEAF”), the Company’s commercial finance asset manager, increased its commercial finance originations to $129.1 million for the first fiscal quarter ended December 31, 2006, an increase of $24.7 million (24%) from the first fiscal quarter ended December 31, 2005.

®	Commercial finance assets under management increased to $681.6 million at December 31, 2006, an increase of $267.7 million (65%) from December 31, 2005.

®	Commercial finance revenues increased to $7.1 million for the first fiscal quarter ended December 31, 2006 from $5.1 million (40%) for the first fiscal quarter ended December 31, 2005.

®
LEAF entered into a $250.0 million revolving non-recourse credit facility with Morgan Stanley Bank which will be used primarily to finance its asset-backed loans to other commercial finance companies, medical and dental practice acquisitions loans and middle ticket lease and loan originations.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release. For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1 of the Company’s Annual Report on Form 10-K.

The remainder of this release contains the Company’s consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2006	September 30, 2006
	(unaudited)
ASSETS
Cash	$19,868	$37,622
Restricted cash	13,897	8,103
Receivables from managed entities	10,587	8,795
Investments in commercial finance	172,334	108,850
Loans held for investment	283,198	69,314
Investments in real estate	49,492	50,104
Investment securities available-for-sale	70,277	64,857
Investments in unconsolidated entities	34,280	26,626
Property and equipment, net	9,277	9,525
Deferred income taxes	7,070	6,408
Other assets	33,541	26,549
Total assets	$703,821	$416,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$9,483	$12,448
Accrued expenses and other liabilities	22,754	17,078
Payables to managed entities	1,250	1,579
Borrowings	449,874	172,238
Deferred income tax liabilities	12,458	10,746
Minority interests	9,370	9,602
Total liabilities	505,189	223,691

Commitments and contingencies	−	−

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 26,408,298 and 26,401,708 shares issued, respectively	264	264
Additional paid-in capital	260,296	259,882
Retained earnings	28,870	25,464
Treasury stock, at cost; 9,109,151 and 9,110,290 shares, respectively	(96,948)	(96,960)
ESOP loan receivable	(459)	(465)
Accumulated other comprehensive income	6,609	4,877
Total stockholders’ equity	198,632	193,062
	$703,821	$416,753

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,
	2006	2005
REVENUES
Financial fund management	$12,387	$7,479
Real estate	4,564	4,654
Commercial finance	7,089	5,081
	24,040	17,214
COSTS AND EXPENSES
Financial fund management	4,552	2,299
Real estate	3,013	2,265
Commercial finance	3,631	2,918
General and administrative	2,834	3,225
Depreciation and amortization	709	838
	14,739	11,545
OPERATING INCOME	9,301	5,669
OTHER INCOME (EXPENSE)
Interest expense	(4,591)	(2,296)
Minority interest	(560)	(402)
Other income, net	2,528	873
	(2,623)	(1,825)
Income from continuing operations before taxes and cumulative effect of a change in accounting principle	6,678	3,844
Provision (benefit) for income taxes	2,210	(1,537)
Income from continuing operations before cumulative effect of a change in accounting principle	4,468	5,381
(Loss) income from discontinued operations, net of tax	(19)	938
Cumulative effect of a change in accounting principle, net of tax	−	1,357
NET INCOME	$4,449	$7,676
Basic earnings per common share:
Continuing operations	$0.26	$0.30
Discontinued operations	−	0.05
Cumulative effect of accounting change	−	0.08
Net income	$0.26	$0.43
Weighted average shares outstanding	17,292	18,055
Diluted earnings per common share:
Continuing operations	$0.23	$0.27
Discontinued operations	−	0.05
Cumulative effect of accounting change	−	0.07
Net income	$0.23	$0.39
Weighted average shares outstanding	19,122	19,986

Dividends declared per common share	$0.06	$0.06

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,
	2006	2005 (1)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,449	$7,676
Adjustments to reconcile net income to net cash used in operating activities:
Cumulative effect of a change in accounting principle, net of tax	−	(1,357)
Depreciation and amortization	810	861
Distributions from unconsolidated entities	3,941	3,675
Equity in earnings of unconsolidated entities	(3,981)	(1,981)
Minority interest earnings	560	402
Loss (income) from discontinued operations	19	(938)
Gain on sale of investment securities available-for-sale	(1,347)	−
Deferred income tax benefit	(671)	(3,190)
Gain on asset dispositions	(74)	(879)
Non-cash compensation on long-term incentive plans	401	310
Non-cash compensation issued	797	361
Non-cash compensation received	(673)	(821)
Increase in commercial finance investments	(63,594)	(26,523)
Changes in operating assets and liabilities	(7,680)	1,965
Net cash used in operating activities of continuing operations	(67,043)	(20,439)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in real estate	(10,188)	(9,963)
Payments received on real estate loans and real estate	3,256	8,366
Purchases of investment securities available-for-sale	(5,795)	(4,453)
Proceeds from sale of available-for-sale securities	3,381	3,500
(Increase) decrease in restricted cash	(5,639)	5,000
Capital expenditures	(219)	(1,080)
Decrease (increase) in other assets	1,769	(515)
Net cash (used in) provided by investing activities of continuing operations	(13,435)	855

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS − (Continued)
(in thousands)
(unaudited)

	Three Months Ended December 31,
	2006	2005 (1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	161,507	123,930
Principal payments on borrowings	(97,751)	(99,398)
Dividends paid	(1,043)	(1,082)
Proceeds from issuance of stock	25	40
Purchase of treasury stock	−	(3,681)
Net cash provided by financing activities of continuing operations	62,738	19,809

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(14)	(976)
Investing activities	−	17,020
Net cash (used in) provided by discontinued operations	(14)	16,044
Net cash retained by entities previously consolidated	−	(3,825)
(Decrease) increase in cash	(17,754)	12,444
Cash at beginning of period	37,622	30,353
Cash at end of period	$19,868	$42,797

(1)	Revised presentation to reflect detail of cash flows from discontinued operations.

Reconciliation of Net Cash Used In Operating Activities of Continuing Operations to Net Cash Provided By Operating Activities of Continuing Operations As Adjusted

Net cash provided by operating activities of continuing operations as adjusted was $4.2 million for the first fiscal quarter ended December 31, 2006, an increase of $112,000 as compared to net cash provided by operating activities of $4.1 million in the first fiscal quarter ended December 31, 2005. The following reconciles net cash provided by continuing operations as adjusted to net cash used in operating activities of continuing operations (in thousands):

	Three Months Ended
	December 31,
	2006	2005
Net used in operating activities of continuing operations	$(67,043)	$(20,439)

Adjustments:
Increase in equipment finance investments	63,594	26,523
Changes in operating assets and liabilities	7,680	(1,965)
Net cash provided by operating activities of continuing operations, as adjusted	$4,231	$4,119